SIXTH AMENDMENT AND FORBEARANCE AGREEMENT

     AGREEMENT, made as of February 19, 1999, among SEMX CORPORATION (formerly known as Semiconductor Packaging Materials Co., Inc.) a Delaware corporation, (the "Borrower") and AMERICAN SILICON PRODUCTS, INC. ("ASP"), a Delaware corporation, POLESE COMPANY, INC., a California corporation, TYPE III, INC., a California corporation, SPM HOLDINGS CORPORATION ("SPM Holdings"), a Delaware corporation, AMERICAN SILICON PRODUCTS, B.V. ("ASP B.V.") a Netherland corporation, THERMAL PACKAGING SOLUTIONS, INC. ("TPS") a Nevada corporation, (collectively, the "Subsidiary Guarantors") and FIRST UNION NATIONAL BANK, a national banking association as Lender and agent for Fleet National Bank (the "Lender").

                                   Background

     A. Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Credit Agreement dated January 23, 1997, between Semiconductor Packaging Materials Co., Inc. (now known as SEMX Corporation) and First Union Bank of Connecticut (predecessor in interest to First Union National Bank) (as modified, amended, restated or supplemented from time to time, the "Credit Agreement").

     B. The Borrower has informed the Lender that, inter alia, it will be selling Retconn, Incorporated and S.T. Electronics, Inc. (the "Sold Subs"). The Borrower and the Subsidiary Guarantors have requested that the Lender: (i) modify the Borrower's compliance with the financial covenants contained in the Fifth Amendment; (ii) extend the maturity of the Interim Note to June 30, 1999; and (iii) extend the maturity of the Revolving Loan from April 1, 1999 to June 30, 1999.

     C. The Lender has agreed to the Borrower's and the Subsidiary Guarantors' requests subject to the terms and conditions of this Agreement.

                                    Agreement

     In consideration of the foregoing Background, which is incorporated by reference, the parties, intending to be legally bound, agree as follows:

     1. Conditions Precedent. The obligation of the Lender under this Agreement is subject to the receipt and review, to the satisfaction of the Lender, of the following:

     (a)  this Agreement shall be duly executed by the parties hereto;
     (b) Subsidiary Guarantors shall execute a ratification of guaranty in the form annexed;
     (c) Borrower shall deliver a Secretary's Certificate of the Borrower and each of the Subsidiary Guarantors authorizing this transaction;
     (d) Borrower shall deliver a true and complete copy of the December 31, 1998 Report on Form 10-K within three (3) days after filing by the Borrower with the Securities and Exchange Commission;
     (e) Counsel for the Borrower and Subsidiary Guarantors will deliver their opinion that this Agreement and the documents referred to herein are authorized, duly executed and enforceable against their clients;
     (f) the Borrower shall have paid all of the current and past expenses and fees as provided in Section 18 due as of the closing out of the proceeds from the Retconn Sale;
     (g) Borrower shall cause the proceeds from the sale of Retconn Incorporated, S.T. Electronics and Retconn spm (Malasia) SDN. BHD. (the "Retconn Sale") to be disbursed as set forth in the schedule annexed hereto and made a part hereof;
     (h) Borrower and Subsidiary Guarantors, except ASP B.V. (i) will provide acknowledgements of the pledge of all bank and/or securities accounts maintained in their name at institutions other than Lender or Fleet National Bank on or before March 5, 1999, or close such account and provide confirmation thereof to Lender, (ii) hereby represent that they have sent out letters to each such bank or securities firm, and
          (iii) shall
          provide such acknowledgements for any other accounts they may open from time to time;
     (i) Borrower shall provide such other agreements and instruments as the Lender reasonably deems necessary to carry out the terms and provisions of this Agreement.

     2. Modifications to Credit Documents. All of the terms and conditions contained in the Credit Documents shall remain in full force and effect except as follows:

     a)   Modification to Credit Agreement

     (i) Section 1.1(b) is hereby amended by adding the following at the end of the paragraph:

          The Revolving Loan shall be segregated into four separate facilities:
          (i) Borrowing Base Facility equal to $5,130,000; (ii) Unrestricted Facility equal to $2,220,000.; (iii) Tax Facility equal to $4,450,000.; and (iv) the Maximum ISP L/C Liability Facility in the amount of $3,200,000 (collectively, the "Facilities" and individually, a "Facility").

     (ii) Section 1.3 is hereby amended to add a subparagraph (c) as follows:

          Section 1.3(c) Each Notice of Borrowing shall indicate which Facility of the Revolving Loan the Borrower seeks to utilize for its borrowings and shall attach the referenced items necessary as conditions precedent to a drawing under the appropriate Facility. No Facility can be drawn as a Eurodollar Loan and all existing drawings are deemed to be Prime Rate Loans.

     (iii) Section 4.2(b)(i) is hereby deleted in its entirety and is replaced with a new Section 4.2(b)(i) as follows:

          Section 4.2(b)(i) In the event that the value of the Borrowing Base of the Borrower and Subsidiary Guarantors falls below $3,600,000 less year end adjustments for fiscal year 1998 for inventory and accounts receivable which comprise the Borrowing Base, the Borrower shall within fifteen days of the time of submission of the report make a payment in reduction of the Revolving Loan, in the amount equal to the difference between $3,600,000 less year end adjustments for fiscal year 1998 for inventory and accounts receivable which comprise the Borrowing Base and the valuation shown on the periodic Borrowing Base certificate provided for in Section 8.14.

     (iv) Section 6.2 is hereby modified to delete subparagraphs (g) and (h) and to add new subparagraphs (g) and (h) as follows:

          g. After giving effect to the amount of the requested Loan, the amount outstanding under the Borrowing Base Facility shall not exceed the lesser of (i) $5,130,000. and (ii) the amount of current Borrowing Base plus $100,000.

          h. The Borrower has submitted a Borrowing Base certificate which shows the value of the current Borrowing Base to be at least $3,700,000 less year end adjustments for fiscal year 1998 for inventory and accounts receivable which comprise the Borrowing Base.

     (iv) Section 6.2 is hereby modified to add the following:

          (j) With respect to each Revolving Loan advanced under the Unrestricted Facility, the Borrower need not comply with items (g) and
          (h) of this Section 6.2, but in no event shall the amounts outstanding under the Unrestricted Facility exceed $2,220,000. after giving effect to the requested Loan.

          (k) With respect to each Revolving Loan under the Tax Facility, (i) the Notice of Borrowing shall be accompanied by a certificate from the Borrower's chief financial officer stating that an amount equal to the amount of the Loan sought is necessary to pay federal and state income tax liability for tax year 1999 and shall attach a true, accurate and complete copy of the federal and state income tax forms to be filed by Borrower; (ii) in no event shall the amounts outstanding under the Tax Facility exceed $4,450,000. after giving effect to the requested Loan; and (iii) the Borrower need not comply with items (g) and (h) of this Section 6.2.

          (l) After giving effect to the amount of a requested Revolving Loan, the amount outstanding under the Revolving Loan Commitment shall not exceed in any event or under any circumstances the sum of $15,000,000.

     (v) Section 9.18 is hereby deleted and replaced with a new Section 9.18, which is hereby added as follows:

          Section 9.18 Minimum Sales. Based upon the Borrower's projections, the Borrower covenants that the consolidated sales of the Borrower including the Subsidiary Guarantors on a consolidated basis shall not be less than the following amounts for each of the months specified:

          January 1999                  $4,320,000.
          February 1999                 $3,215,000.
          March 1999                    $3,513,000.
          April 1999                    $3,295,000.
          May 1999                      $3,236,000.
          June 1999                     $3,335,000.

     (vi) Section 9.19 is hereby deleted and replaced with a new Section 9.19, which is hereby added as follows:

          Section 9.19 Earnings Covenant. Based on the Borrower's projections, the Borrower covenants that the Consolidated EBITDA of the Borrower including the Subsidiary Guarantors shall not be less than the following amounts for each of the months specified:

          January 1999                  $  875,000.
          February 1999                 $6,862,000.

          March 1999                    $  710,000.
          April 1999                    $  662,000.
          May 1999                      $  649,000.
          June 1999                     $  677,000.

     (vii) Section 9.20 is hereby deleted and replaced with a new Section 9.20, which is hereby added as follows:

          Section 9.20 Ratio of Current Assets to Current Liabilities. Borrower including the Subsidiary Guarantors on a consolidated basis shall not permit the ratio of Current Assets to Current Liabilities to be less than .75:1.0 at all times and from time to time.

     (viii) Section 9.21 is hereby deleted and replaced with a new Section 9.21, which is hereby added as follows:

          Section 9.21 Interest Coverage Ratio. The Borrower including the Subsidiary Guarantors on a consolidated basis, shall not permit the Interest Coverage Ratio to be less than 1.5:1.0.

     (x) Section 10.11 is hereby deleted and replaced with a new Section 10.11 is hereby added as follows:

          10.11 Decrease in the Value of the Borrowing Base. The value of the Collateral comprising the Borrowing Base, as shown on a certificate required under this Agreement or otherwise, decreases by more than $300,000. from $3,700,000. less year end adjustments for fiscal year 1998 for inventory and accounts receivable which comprise the Borrowing Base.

     (xi) Section 11.1 is hereby modified to provide that the following terms will have the following revised definitions:

     "Applicable Margin" shall mean (a) in the case of Revolving Loans which are Prime Rate Loans, 1% and (b) in the case of the Interim Loan, 1%.

     "Interim Loan Maturity Date: shall mean June 30, 1999.

     "Revolving Loan Maturity Date" shall mean June 30, 1999.

     3. Reaffirmation by the Borrower. The Borrower acknowledges that (a) it is legally, validly and enforceably indebted to Lender under the Revolving Note and the Interim Note, without offset, claim, defense, counterclaim or right of recoupment, (b) it is legally, validly and enforceably liable to the Lender for all costs and expenses of collection and attorneys' fees related to or in any way arising out of this Agreement, the Credit Agreement, the Revolving Note, the Interim Note and the other Credit Documents, and (c) as of the date hereof, the amount outstanding under (w) the Revolving Note is $11,845,725 (consisting of $11,800,000. principal and $45,725. accrued interest); (x) the undrawn amount under the Letter of Credit is $3,025,718.25. as of January 31; (y) the Interim
Note is $1,003,875. (consisting of $1,000,000 principal and $3,875. accrued interest), and (z) the amount outstanding under the Mortgage Loan made by First Union to Borrower is $1,363,999.91 plus applicable interest, reserves and escrows. In addition, Fleet National Bank's affiliate, Fleet Precious Metals, Inc., has a separate facility to the Borrower in the approximate amount of $1,126,000.00 as of February 19, 1999 representing 3,877 troy ounces pursuant to a consignment agreement (the "Consignment Agreement") in connection with the consignment of gold (the "Gold Liability") and Lender has a separate equipment leasing facility to SPM Holding dated October 24, 1995 which have amounts outstanding under Schedule 1 of $298,364., Schedule 2 of $305,403. and Schedule 3 of $535,134. plus any applicable interest, fees and other costs (the "Lease Liability"), all of the separate obligations of the Borrower and Subsidiary Guarantors under the Gold Liability and the Lease Liability are due and owing without offset, claim, defense, counterclaim or right of recoupment. Except as modified by this Agreement, the Borrower hereby remakes all representations, warranties and covenants contained in the Credit Documents and acknowledges that the liens and security interests granted pursuant to the Security Documents encompass the indebtedness of the Revolving Note and the Interim Note. The Borrower represents that except as described on Current Report for the period ended September 30, 1998 of the Borrower, which was filed with the Securities and Exchange Commission, there are no pending, or to the Borrower's knowledge threatened, legal proceedings to which the Borrower is a party, which materially or adversely affect the transactions contemplated by this Agreement or the ability of the Borrower or any Subsidiary Guarantor to conduct its business. The amount due under the Term Loan which is being paid off by wire transfer from the proceeds of the Retconn Sale is $15,104,102.42 as of February 19, 1999.

     4. Reaffirmation by the Subsidiary Guarantors. Each Subsidiary Guarantor acknowledges that it is legally and validly indebted to the Lender under the Subsidiary Guaranty without defense, counterclaim or offset, and affirms that the Subsidiary Guaranty is or remains in full force and effect and includes, without limitation, the indebtedness, liabilities and obligations arising under, or in any way connected with, the Credit Agreement, the Revolving Note, the Interim Note, this Agreement and the other Credit Documents, whether now existing or hereafter arising and acknowledges that the liens and security interests granted pursuant to the Security Documents to which such Subsidiary Guarantor is a party encompasses the foregoing indebtedness and obligations and remain in full force and effect.

     5. Other Representations and Agreements by Borrower and Subsidiary Guarantors. The parties agree that to the best of their knowledge they are not aware that any Default or Event of Default has occurred and is continuing, other than as set forth herein on Schedule 5 annexed hereto and made a part hereof and that the Lender has not given its consent to or waived any Default or Event of Default other than set forth on Schedule 5. The Borrower and the Subsidiary Guarantors represent, warrant and confirm that the Credit Agreement and the other Credit Documents are in full force and effect and enforceable against the Borrower and the Subsidiary Guarantors in accordance with the terms thereof except to the extent that the Borrower and Subsidiary Guarantors make no representation or warranty as to the effectiveness of the ASPBV guaranty under Dutch law. The Borrower and each Subsidiary Guarantor confirm all of the rights and remedies of Lender under the Credit Documents, including, without limitation, any power of attorney granted to Lender under any of the Credit Documents. The parties acknowledge and agree that the Credit Agreement, the Credit Documents, the Consignment

Agreement and this Agreement (all as previously amended, modified or supplemented in writing from time to time) constitute the entire agreement and understanding between Lender and Borrower and each Subsidiary Guarantor and supersedes all prior agreements, conversations and understandings relating to the subject matter hereof; the parties hereto acknowledge and agree that the parties hereto have not made any representation except as expressly set forth in this Agreement and even if any such representations were made, the parties have not relied on any such representation except as expressly set forth in this Agreement. The Borrower and each of the Subsidiary Guarantors represent and confirm that as of the date hereof, neither the Borrower nor any of the Subsidiary Guarantors has any claim or defense (and to the extent any such defense exists the Borrower and the Subsidiary Guarantors each hereby waives every claim and defense) against the Lender arising out of or relating to the Credit Agreement, this Agreement and the other Credit Documents or the making, administration or enforcement of the Revolving Note, the Interim Note and the Loans and the remedies provided for under the Credit Agreements.

     6. Release of Lender.

     IN CONSIDERATION OF THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT BY THE BORROWER AND THE SUBSIDIARY GUARANTORS, THE BORROWER AND EACH OF THE SUBSIDIARY GUARANTORS RELEASE, REMISE AND DISCHARGE THE LENDER ITS SUBSIDIARIES AND AFFILIATES AND ALL OF THEIR PAST AND PRESENT OFFICERS, DIRECTORS, REPRESENTATIVES, EMPLOYEES, ATTORNEYS OF AND FROM ALL ACTIONS, CAUSES OF ACTION, SUITS, REBORROWINGS, CONTROVERSIES, AGREEMENTS, PROMISES, DAMAGES, JUDGMENTS, CLAIMS AND DEMANDS IN LAW OR IN EQUITY WHICH ANY OF THEM EVER HAD, NOW HAS OR WHICH ANY OF THEM SHALL HAVE AGAINST THE LENDER ARISING OUT OF ANY ACTION OF THE LENDER OCCURRING TO AND INCLUDING THE DATE OF THIS AGREEMENT.

     7. Letters of Credit. The maturity of all letters of credit issued in connection with revolving commitment including the ISP Letter of Credit shall not be extended for a term beyond July 15, 1999 and the amount of letters of credit outstanding on June 30, 1999 shall be secured by cash or marketable securities other than securities issued by the Borrower at the Lender's ordinary and customary margin requirements.

     8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to such State's conflicts of law principles).

     9. Representation. The execution and delivery of this Agreement and all of the other Loan Documents are within the Borrowers' and each Subsidiary Guarantor's powers, corporate or otherwise, have been duly authorized or will be ratified by all necessary corporate action, and do not contravene, or constitute a default under any provision of applicable law or regulation of any of its corporate documents or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrowers and the Subsidiary Guarantors. The execution and delivery of this Agreement by the Lender are within Lender's power and has been duly authorized.

     10. Acceleration. In the event that the Borrower or any Subsidiary Guarantor defaults in the prompt payment of the aforesaid obligations or in the due performance of or compliance with any of the terms or conditions hereof or of the Credit Documents or if the Borrower or any Subsidiary Guarantor defaults under any obligations to Fleet National Bank or its affiliates under the Gold Liability or otherwise or any other loan or facility with Lender under the Lease Liability or otherwise and after the expiration of any applicable grace, notice and right to cure provisions in this Agreement or any applicable agreement under which such default occurred , the Lender may declare all of the obligations in accordance with the original terms of the Loan Documents to be immediately due and payable.

     11. Remedies. In the event of a demand or default, the Lender shall have such rights and remedies as are provided and permitted by the Loan Documents and applicable law.

     12. Loan Documents Remain Effective. Except for any modification specifically set forth herein or in the exhibits, the Loan Documents remain in full force and effect. Nothing herein shall be construed as a waiver of any rights or remedies which the Lender may have at law, equity, under the Loan Documents, as modified hereby, or otherwise, all of which are specifically reserved.

     13. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     14. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement, nor consent to any departure by the parties from this Agreement, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lender and the Borrower, the Subsidiary Guarantors and their respective successors and assigns, except that the Borrower and Subsidiary Guarantor may not assign or transfer any of its rights under this Agreement without the prior written consent of the Lender.

     16. No Waiver. No delay or omission in the exercise of any power or remedy herein provided or otherwise available to the Lender shall impair or affect the Lender's right thereafter to exercise same, including the execution of the Agreement.

     17. Submission to Jurisdiction. (i) Any legal action or proceeding with respect to this agreement or any document related hereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower and Subsidiary Guarantors hereby accept for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdiction.

     (ii) The Borrower and Subsidiary Guarantors irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address, and such service will become complete three days after the date such process is so mailed.

     (iii) Nothing contained in this Paragraph 21 shall affect the right of the Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Subsidiary Guarantor in any other jurisdiction.

     18. Expenses. The Borrower shall promptly pay all expenses of the Lender with respect to: (i) the drafting, negotiation and enforcement of this Agreement and the documents executed in connection therewith, including, but not limited to, reasonable attorneys fees and disbursements and the fees incurred in connection with the January 13, 1999 Fifth Modification Agreement and Forbearance Agreement and foreign counsel fees; (ii) inspection and evaluation of any collateral, from time to time, including collateral audits and appraisals; (iii) any filing, recording, title insurance or other fees and taxes or search fees incurred in protecting, perfecting and insuring the Lender's lien or security interest in the Collateral; (iv) all out of pocket expenses in connection therewith incurred by the Lender, including, but not limited to, site visits to view and observe the Collateral; (v) any fees due to PriceWaterhouseCoopers in connection with their work as consultants; and (vi) Borrower shall pay a restructuring fee in the sum of $50,000. on June 30, 1999 if the Interim Loan, Revolving Loan and ISP Letter of Credit liability has not been paid in full and terminated, as the case may be. Borrower authorizes Lender to debit any account for the payment of any such fees and disbursements if such amounts are not paid as and when due.

     19. Lender Releases. (i) Upon receipt of the indefeasible payment of the proceeds from the Retconn Sale, Lender hereby releases the Sold Subs from any liability under the Subsidiary Guaranty and the Subsidiary Security Agreement and acknowledges that the Term Loan has been paid in full.

     (ii) The obligations of the Borrower to cause it to perform certain obligations set forth in the Fifth Amendment and Forbearance Agreement set forth in Schedule 19(ii) have been waived by the Lender.

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

     20. Jury Trial Waiver. THE BORROWER AND EACH OF THE SUBSIDIARY GUARANTORS WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH, OR IN ANY WAY RELATED TO, THE FINANCING TRANSACTIONS OF WHICH THE CREDIT AGREEMENT, THE REVOLVLING NOTE, THE INTERIM NOTE, THE TERM NOTE, THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS IS A PARTY OR THE ENFORCEMENT OF ANY OF THE LENDER'S RIGHTS. THE BORROWER AND EACH OF THE SUBSIDIARY GUARANTORS ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY WILLINGLY, VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

     The parties have executed this Agreement as of the date first written above.

                                 Borrower:

                                 SEMX CORPORATION



                                 By: /s/ Douglas G. Sages
                                     -------------------------
                                     Name:  Douglas G. Sages
                                     Title: Secretary

                                 Subsidiary Guarantors:

                                 AMERICAN SILICON PRODUCTS, INC.



                                 By: /s/ Douglas G. Sages
                                     -------------------------
                                     Name:  Douglas G. Sages
                                     Title: Secretary

                                 POLESE COMPANY, INC.



                                 By: /s/ Douglas G. Sages
                                     -------------------------
                                     Name:  Douglas G. Sages
                                     Title: Secretary

                                 TYPE III, INC.



                                 By: /s/ Douglas G. Sages
                                     -------------------------
                                     Name:  Douglas G. Sages
                                     Title: Secretary


                                 SPM HOLDINGS CORPORATION



                                 By: /s/ Douglas G. Sages
                                     -------------------------
                                     Name:  Douglas G. Sages
                                     Title: Secretary

                                 THERMAL PACKAGING  SOLUTIONS, INC.



                                 By: /s/ Douglas G. Sages
                                     -------------------------
                                     Name:  Douglas G. Sages
                                     Title: Secretary

                                 ASP, B.V.


                                 By: /s/ Gilbert D. Raker
                                     -------------------------
                                     Name:  G. D. Raker
                                     Title: Chairman

                                 Lender:

                                 FIRST UNION NATIONAL BANK



                                 By: /s/ Nancy Haskins
                                     -------------------------
                                     Name:  Nancy Haskins
                                     Title: Vice President

              SCHEDULE OF ALLOCATION OF PROCEEDS OF SALE OF RETCONN
                       INCORPORATED AND ITS SUBSIDIARIES


   Initial Sale Price:                          $23,900,000

      Closing costs, including Compass
      Bank and legal fees                       $ 1,680,000
      ($100,000 escrow for PwC)

      Payment of Term Loan.                     $15,050,000

      Reduction of Revolving Loan
      but available to pay federal
      and state income taxes for tax
      year 1999.                                $ 4,450,000

      Reduction in Revolving Loan
      and available for formula
      drawing.                                  $   500,000

      Reduction in Revolving Loan
      but available for drawing,
      without formula compliance.               $ 2,220,000
                                                -----------
                                                $23,900,000


      Any additional proceeds shall be paid to the Lender in reduction of the Interim Loan.

                                   SCHEDULE 5


Financial covenants in Sections 9.8, 9.9, 9.10 and 9.11.

Financial covenant in Section 9.19 for January 1999, only.

                                 SCHEDULE 19(ii)


Section 1(h) requirement to pay $1,000 per day after February 1, 1999.


Section 1(i) vehicles belonging to S.T. Electronics, Inc. are not required to be pledged as collateral.


Any  requirement  that  Douglas  Sages be  employed  as Chief  Financial
Officer.


Section 23(b) and (c) of the Fifth Amendment and Restructuring Agreement.


Any requirement that all the proceeds from the sale of Retconn be distributed entirely to the Lender, but only on condition that the proceeds be distributed as provided in this Agreement and on the Schedule annexed.